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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Daisytek International Corporation for the registration of 140,042 shares of its common stock of our reports dated May 6, 2002, except as to paragraphs 1 and 3 of Note 3, as to which the date is May 23, 2002, with respect to the consolidated financial statements and schedule of Daisytek International Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Dallas, Texas
September 19, 2002